EXHIBIT 23.3
Consent Of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
CNL Strategic Capital, LLC

We consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-277103) of CNL Strategic Capital, LLC of our report on the financial statements dated March 13, 2026 of Clarion Safety Holdings, LLC and Subsidiaries as of and for the each of the two years in the period ended December 31, 2025, which is included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PKF O'Connor Davies, LLP

New York, New York
March 26, 2026
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